UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 18, 2008

Alliance Data Systems Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-15749	31-1429215
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

17655 Waterview Parkway, Dallas, Texas		75252
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(972) 348-5100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.02 Termination of a Material Definitive Agreement.

On April 18, 2008, Alliance Data Systems Corporation ("Alliance Data" or the "Company") terminated the Agreement and Plan of Merger dated as of May 17, 2007 (the "Merger Agreement") by and among the Company, Aladdin Solutions, Inc. (f/k/a Aladdin Holdco, Inc.)("Parent") and Aladdin Merger Sub, Inc. ("Merger Sub," and together with Parent, the "Blackstone Entities") pursuant to which Alliance Data was to be acquired by affiliates of The Blackstone Group, L.P. On March 17, 2008, Alliance Data provided notice to the Blackstone Entities that they were in breach of the Merger Agreement for, among other things, failing to use reasonable best efforts to obtain required regulatory approvals from the Office of the Comptroller of the Currency and the Federal Deposit Insurance Corporation.

On April 18, 2008, Parent repudiated the Merger Agreement by sending the Company a notice purporting to terminate the contract. The notice of termination was ineffective because the Merger Agreement cannot be terminated under the relevant termination provision by a party that is in breach. Alliance Data terminated the Merger Agreement because of the Blackstone Entities' repudiation and because these entities refused to timely cure their breaches and perform their covenants and agreements, which breaches and failure to perform caused specified closing conditions not to be satisfied.

Pursuant to the terms of the Merger Agreement, if Alliance Data terminates the Merger Agreement as a result of Parent or Merger Sub's breach or failure to perform which would cause specified closing conditions not to be satisfied, Parent is required to pay, or cause to be paid, to Alliance Data a fee of $170.0 million (the "Business Interruption Fee"). Blackstone Capital Partners V L.P. ("BCP V") has provided a limited guarantee pursuant to which, among other things, BCP V guarantees payment of the Business Interruption Fee and up to $3.0 million of other amounts for which the Blackstone Entities are liable under the Merger Agreement. The Company has demanded that Parent pay the Business Interruption Fee, and commenced litigation seeking full and timely payment of this fee by BCP V, as guarantor of the fee, in the New York State Supreme Court.

Item 8.01 Other Events.

Attached hereto as Exhibit 99.1 and incorporated herein by reference is a copy of the notice of termination sent to the Blackstone Entities by Alliance Data on April 18, 2008. Attached hereto as Exhibit 99.2 and incorporated herein by reference is a copy of a press release issued by Alliance Data on April 18, 2008 regarding the lawsuit commenced by Alliance Data against Blackstone Capital Partners V L.P. seeking payment of the Business Interruption Fee. A copy of a form of the complaint filed in the New York State Supreme Court referenced in the press release is attached hereto as Exhibit 99.3.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 Notice of termination dated April 18, 2008.
99.2 Press release dated April 18, 2008.
99.3 Form of complaint filed with the New York State Supreme Court on April 18, 2008.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alliance Data Systems Corporation

April 18, 2008	By:	Edward J. Heffernan

Name: Edward J. Heffernan
Title: Executive Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Notice of termination dated April 18, 2008.
99.2	Press release dated April 18, 2008.
99.3	Form of complaint filed with the New York State Supreme Court on April 18, 2008.